Exhibit 99.1

Purchase, New York        Telephone: 914-253-2000        www.pepsico.com

PepsiCo Reports First Quarter 2016 Results and Reaffirms Full Year Outlook

First-Quarter 2016 Performance	Organic/Core[1]	Reported (GAAP)
Revenue growth	3.5%	(3)%
Gross margin expansion	130 bps	160 bps
EPS	$0.89	$0.64
EPS growth	7%	(21)%
Core constant currency EPS growth	11%

PURCHASE, N.Y. -- April 18, 2016 - PepsiCo, Inc. (NYSE: PEP) today reported organic revenue growth of 3.5 percent and 11 percent core constant currency EPS growth for the first quarter of 2016.

“We delivered strong first quarter operating results driven by balanced execution of our commercial agenda and productivity programs. Our marketing initiatives and new product launches are generating solid organic top line growth, and our focus on driving greater efficiency throughout our operations contributed significantly to attractive core gross margin expansion,” said Chairman and CEO Indra Nooyi. “We are off to a strong start to the year and that gives us added confidence in achieving our financial objectives for 2016.”

1 Unless otherwise indicated, the reference to revenue is organic and the remaining metrics are on a core basis. Please refer to the Glossary for the definitions of Non-GAAP financial measures including core, constant currency, organic and free cash flow.

Summary First Quarter 2016 Performance (Percent Growth)

	ORGANIC/CORE							REPORTED (GAAP)
	Organic Volume[a]				Organic Revenue[a]	Core Constant Currency Operating Profit[b]		Net Revenue	Operating Profit[c]
FLNA	1				4	10		3	11
QFNA	(2)				(2)	67	[e]	(3)	68
NAB	1				2	7		1.5	7
Latin America	3	/	3	[d]	9	1	[f]	(26)	(20)
ESSA	1	/	2	[d]	2	(25)		(9)	(40)
AMENA	6	/	5	[d]	8	1	[g]	1	(164)	[h]
Total Divisions	1.5	/	3	[d]	3.5	8	[i]
Total PepsiCo	1.5	/	3	[d]	3.5	12		(3)	(10)	[h]

a Organic results are non-GAAP financial measures that adjust for impacts of acquisitions, divestitures and other structural changes, including the previously announced Venezuela deconsolidation, and foreign exchange translation, as applicable. For more information about our organic results and the impact of the Venezuela deconsolidation, see “Reconciliation of GAAP and Non-GAAP Information” in the attached exhibits. Please refer to the Glossary for the definition of “Organic.”
b Core constant currency results are non-GAAP financial measures that exclude certain items affecting comparability and foreign exchange translation. For more information about our core constant currency results, see “Reconciliation of GAAP and Non-GAAP Information” in the attached exhibits. Please refer to the Glossary for definitions of “Core” and “Constant Currency.”
c Reported operating profit performance was impacted by certain items excluded from our core results in both 2016 and 2015. See “Reconciliation of GAAP and Non-GAAP Information” in the attached exhibits for more information about these items.
d Snacks/Beverages.
e 3 percent decrease excluding the first quarter 2015 impairment charge associated with a dairy joint venture and the prior year operating performance associated with ceasing operations of a dairy joint venture.
f Excluding the impact of results from our Venezuelan businesses from the Q1 2015 base, core constant currency operating profit increased 9 percent.
g 18 percent increase excluding the gain related to the refranchising of a portion of our India bottling operations recorded in the first quarter of 2015.
h The Company recorded a pre- and after-tax non-core impairment charge of $373 million ($0.26 per share) to reduce the value of the Company’s 5% indirect equity interest in Tingyi-Asahi Beverages Holding Co. Ltd. (TAB) to its estimated fair value.
i 9 percent increase excluding the impact of results from our Venezuelan businesses from the Q1 2015 base.

Summary of First Quarter Financial Performance:

•
Organic revenue grew 3.5 percent and reported net revenue declined 3 percent. Foreign exchange translation had a 4.5-percentage-point unfavorable impact and the Venezuela deconsolidation had a 2-percentage-point unfavorable impact on reported net revenue.

•
Core gross margin expanded 130 basis points and core operating margin increased 165 basis points. Margin expansion reflects the implementation of effective revenue management strategies and previously announced productivity initiatives, partially offset by a 65 basis point increase in advertising and marketing expense as a percentage of sales. Reported gross margin expanded 160 basis points, while reported operating margin contracted 105 basis points reflecting a $373 million non-core impairment charge related to our 5% indirect equity interest in TAB.

•	Core constant currency operating profit increased 12 percent. Reported operating profit decreased 10 percent reflecting the non-core impairment charge mentioned above.

•
The Company’s core effective tax rate was 24.7 percent, which compares to 23.0 percent in the prior-year quarter. The reported effective tax rate of 31.9 percent compares to 23.1 percent in the prior year quarter and was impacted by the non-core impairment charge referred to above, which had no tax benefit.

•	Core EPS was $0.89 and reported EPS was $0.64. Core EPS excludes a $0.26 per share non-core impairment charge related to our 5% indirect equity interest in TAB.

•	Cash flow provided by operating activities was $131 million.

Discussion of First Quarter Division Core Constant Currency Operating Profit Results:
Core constant currency operating profit results for all divisions were impacted by organic revenue results as presented in the tables on pages 2 and A-6. In addition, results for each division were impacted by the following:

Frito-Lay North America (FLNA)
Positively impacted by productivity gains and lower raw material costs, partially offset by operating cost inflation and higher advertising and marketing expense.

Quaker Foods North America (QFNA)
Positively impacted by the lapping of a first quarter 2015 impairment charge and the prior year operating performance associated with a dairy joint venture (operations of which ceased in the fourth quarter of 2015), productivity gains and lower raw material costs, partially offset by higher advertising and marketing expense and operating cost inflation.
North America Beverages (NAB)
Positively impacted by productivity gains and lower raw material costs, partially offset by operating cost inflation and higher advertising and marketing expense.

Latin America
Positively impacted by productivity gains, partially offset by operating cost inflation, higher raw material costs (in local currency), driven by a strong U.S. dollar, and the impact of the deconsolidation of Venezuela.

Europe Sub-Saharan Africa (ESSA)
Negatively impacted by higher raw material costs (in local currency), primarily driven by a strong U.S. dollar, operating cost inflation, increases in advertising and marketing expenses and an impairment charge associated with certain production assets in Russia, partially offset by productivity gains.

Asia, Middle East and North Africa (AMENA)
Positively impacted by productivity gains and lower raw material costs, partially offset by the lapping of a prior year gain from the refranchising of a portion of our beverage business in India, operating cost inflation and higher advertising and marketing expenses.

2016 Guidance and Outlook2

Consistent with its previous guidance for 2016, the Company expects:

•	Approximately 4 percent organic revenue growth, excluding the impact of the 53rd week;

•	Based on current foreign exchange market consensus rates, foreign exchange translation to negatively impact reported net revenue growth by 4 percentage points;

•	The 53rd week to contribute approximately 1 percentage point to reported net revenue growth;

•	2016 core earnings per share of $4.66, driven by the following expectations and factors (which remain unchanged):

2015 core earnings per share	$4.57
Expected core constant currency EPS growth (excluding Venezuela deconsolidation)	8%
Negative impact of Venezuela deconsolidation	(2)%
Negative impact of foreign currency translation[3]	(4)%
Expected 2016 core earnings per share	$4.66

In addition, the Company continues to expect:

•
Low-single-digit raw material deflation excluding the impact of transaction-related foreign exchange. Including the impact of transaction-related foreign exchange, raw materials are expected to have low-single-digit inflation;

•	The benefit of a 53rd week will be reinvested in certain productivity and growth initiatives;

•	Productivity savings of approximately $1 billion;

•	Lower corporate unallocated expense, driven primarily by lower pension expense;

•	Higher net interest expense driven by higher debt balances;

•	A core effective tax rate approximately even with the 2015 full-year core effective tax rate;

•	Over $10 billion in cash flow from operating activities and more than $7 billion in free cash flow (excluding certain items);

•	Net capital spending of approximately $3 billion; and

•	To return a total of approximately $7 billion to shareholders through dividends of approximately $4 billion and share repurchases of approximately $3 billion.

2 PepsiCo’s fiscal year ends on the last Saturday of each December, resulting in an additional week of results every five or six years. PepsiCo’s 2016 fiscal year includes 53 weeks of results.
3 Based on current foreign exchange market consensus rates.

Conference Call:
At 8 a.m. (Eastern Time) today, the Company will host a conference call with investors and financial analysts to discuss first quarter 2016 results and the outlook for 2016. Further details will be accessible on the Company’s website at www.pepsico.com/investors.

Contacts:	Investors	Media
	Jamie Caulfield	Jay Cooney
	Senior Vice President, Investor Relations	Vice President, Communications
	914-253-3035	914-253-2777
	jamie.caulfield@pepsico.com	jay.cooney@pepsico.com

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Statement of Income
(in millions except per share amounts; unaudited)

	12 Weeks Ended
	3/19/2016	3/21/2015	Change
Net Revenue	$11,862	$12,217	(3)%
Cost of sales (a)	5,151	5,503	(6)%
Gross profit (a)	6,711	6,714	—%
Selling, general and administrative expenses (a)	5,078	4,901	4%
Amortization of intangible assets	14	16	(12)%
Operating Profit	1,619	1,797	(10)%
Interest expense	(246)	(211)	17%
Interest income and other	14	15	(8)%
Income before income taxes	1,387	1,601	(13)%
Provision for income taxes	442	370	20%
Net income	945	1,231	(23)%
Less: Net income attributable to noncontrolling interests	14	10	29%
Net Income Attributable to PepsiCo	$931	$1,221	(24)%

Diluted
Net Income Attributable to PepsiCo per Common Share	$0.64	$0.81	(21)%
Weighted-average common shares outstanding	1,459	1,503

Cash dividends declared per common share	$0.7025	$0.655

(a) Reclassifications were made to prior years’ amounts to conform to the current year presentation, including the presentation of certain functional support costs associated with the manufacturing and production of our products within cost of sales. These costs were previously included in selling, general and administrative expenses. These reclassifications resulted in an increase in cost of sales of $347 million and $354 million for the full years 2015 and 2014, respectively, with corresponding reductions to gross profit and selling, general and administrative expenses in the same periods. The quarterly impact of these reclassifications increased cost of sales by $61 million, $84 million, $95 million and $107 million for the quarters ended March 21, 2015, June 13, 2015, September 5, 2015 and December 26, 2015, respectively, with corresponding reductions to gross profit and selling, general and administrative expenses in the same periods. These reclassifications reflect changes in how we are classifying costs of certain support functions as a result of ongoing productivity and efficiency initiatives. These reclassifications had no impact on our consolidated net revenue, operating profit, net interest expense, provision for income taxes, net income or earnings per share.

PepsiCo, Inc. and Subsidiaries
Supplemental Financial Information
(in millions and unaudited)

	12 Weeks Ended
	3/19/2016	3/21/2015	Change
Net Revenue
Frito-Lay North America	$3,418	$3,319	3%
Quaker Foods North America	617	639	(3)%
North America Beverages	4,361	4,298	1.5%
Latin America	1,042	1,414	(26)%
Europe Sub-Saharan Africa	1,359	1,496	(9)%
Asia, Middle East and North Africa	1,065	1,051	1%
Total Net Revenue	$11,862	$12,217	(3)%

Operating Profit/(Loss)
Frito-Lay North America	$1,018	$920	11%
Quaker Foods North America	166	99	68%
North America Beverages	485	453	7%
Latin America	175	219	(20)%
Europe Sub-Saharan Africa	67	112	(40)%
Asia, Middle East and North Africa	(148)	230	(164)%
Division Operating Profit	1,763	2,033	(13)%
Corporate Unallocated
Commodity Mark-to-Market Net Impact	46	(1)
Restructuring and Impairment Charges	(3)	(6)
Other	(187)	(229)
	(144)	(236)	(39)%
Total Operating Profit	$1,619	$1,797	(10)%

PepsiCo, Inc. and Subsidiaries Condensed Consolidated Statement of Cash Flows (in millions)

	12 Weeks Ended
	3/19/2016	3/21/2015
	(unaudited)
Operating Activities
Net income	$945	$1,231
Depreciation and amortization	481	496
Share-based compensation expense	69	76
Restructuring and impairment charges	30	36
Cash payments for restructuring charges	(30)	(47)
Charge related to the transaction with Tingyi (Cayman Islands) Holding Corp. (Tingyi)	373	—
Excess tax benefits from share-based payment arrangements	(75)	(38)
Pension and retiree medical plan expenses	60	104
Pension and retiree medical plan contributions	(93)	(83)
Deferred income taxes and other tax charges and credits	19	(19)
Change in assets and liabilities:
Accounts and notes receivable	(349)	(435)
Inventories	(530)	(414)
Prepaid expenses and other current assets	(255)	(262)
Accounts payable and other current liabilities	(661)	(689)
Income taxes payable	318	294
Other, net	(171)	20
Net Cash Provided by Operating Activities	131	270

Investing Activities
Capital spending	(389)	(270)
Sales of property, plant and equipment	25	11
Acquisitions and investments in noncontrolled affiliates	—	(9)
Divestitures	55	68
Short-term investments, net	(1,103)	520
Net Cash (Used for)/Provided by Investing Activities	(1,412)	320

Financing Activities
Proceeds from issuances of long-term debt	2,532	—
Payments of long-term debt	(1,251)	(2,052)
Short-term borrowings, net	471	3,737
Cash dividends paid	(1,038)	(978)
Share repurchases - common	(619)	(1,124)
Share repurchases - preferred	(2)	(1)
Proceeds from exercises of stock options	165	171
Excess tax benefits from share-based payment arrangements	75	38
Other financing	(2)	(1)
Net Cash Provided by/(Used for) Financing Activities	331	(210)
Effect of exchange rate changes on cash and cash equivalents	(22)	(104)
Net (Decrease)/Increase in Cash and Cash Equivalents	(972)	276
Cash and Cash Equivalents, Beginning of Year	9,096	6,134
Cash and Cash Equivalents, End of Period	$8,124	$6,410

PepsiCo, Inc. and Subsidiaries Condensed Consolidated Balance Sheet (in millions except per share amounts)

	3/19/2016	12/26/2015
	(unaudited)
Assets
Current Assets
Cash and cash equivalents	$8,124	$9,096
Short-term investments	4,020	2,913
Accounts and notes receivable, net	6,707	6,437
Inventories:
Raw materials	1,418	1,312
Work-in-process	277	161
Finished goods	1,524	1,247
	3,219	2,720
Prepaid expenses and other current assets	1,896	1,865
Total Current Assets	23,966	23,031
Property, plant and equipment, net	16,105	16,317
Amortizable intangible assets, net	1,266	1,270
Goodwill	14,132	14,177
Other nonamortizable intangible assets	11,783	11,811
Nonamortizable Intangible Assets	25,915	25,988
Investments in noncontrolled affiliates	1,935	2,311
Other assets	832	750
Total Assets	$70,019	$69,667

Liabilities and Equity
Current Liabilities
Short-term obligations	$4,018	$4,071
Accounts payable and other current liabilities	12,824	13,507
Total Current Liabilities	16,842	17,578
Long-term debt obligations	31,068	29,213
Other liabilities	5,811	5,887
Deferred income taxes	5,067	4,959
Total Liabilities	58,788	57,637

Commitments and Contingencies

Preferred stock, no par value	41	41
Repurchased preferred stock	(187)	(186)
PepsiCo Common Shareholders’ Equity
Common stock, par value 1 2/3¢ per share (authorized 3,600 shares, issued, net of repurchased common stock at par value: 1,446 and 1,448 shares, respectively)	24	24
Capital in excess of par value	3,906	4,076
Retained earnings	50,383	50,472
Accumulated other comprehensive loss	(13,569)	(13,319)
Repurchased common stock, in excess of par value (420 and 418 shares, respectively)	(29,487)	(29,185)
Total PepsiCo Common Shareholders’ Equity	11,257	12,068
Noncontrolling interests	120	107
Total Equity	11,231	12,030
Total Liabilities and Equity	$70,019	$69,667

PepsiCo, Inc. and Subsidiaries
Supplemental Share-Based Compensation Data
(in millions except dollar amounts, unaudited)

	12 Weeks Ended
	3/19/2016	3/21/2015
Beginning Net Shares Outstanding	1,448	1,488
Options Exercised, Restricted Stock Units (RSUs), Performance Stock Units (PSUs) and PepsiCo Equity Performance Units (PEPunits) Converted	5	3
Shares Repurchased	(7)	(12)
Ending Net Shares Outstanding	1,446	1,479

Weighted Average Basic	1,446	1,484
Dilutive Securities:
Options	7	10
RSUs, PSUs, PEPunits and Other	5	8
ESOP Convertible Preferred Stock	1	1
Weighted Average Diluted	1,459	1,503

Average Share Price for the Period	$98.57	$96.81
Growth Versus Prior Year	2%	19%

Options Outstanding	30	37
Options in the Money	27	36
Dilutive Shares from Options	7	10
Dilutive Shares from Options as a % of Options in the Money	27%	27%

Average Exercise Price of Options in the Money	$65.65	$64.53

RSUs, PSUs, PEPunits and Other Outstanding	10	14
Dilutive Shares from RSUs, PSUs, PEPunits and Other	5	8

Weighted-Average Grant-Date Fair Value of RSUs and PSUs Outstanding	$91.37	$79.58
Weighted-Average Grant-Date Fair Value of PEPunits Outstanding	$59.98	$63.31

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information
Organic Revenue Growth Rates
12 Weeks Ended March 19, 2016
(unaudited)

	Percent Impact					GAAP Measure	Non-GAAP Measure
						Reported % Change	Organic % Change (a)
Net Revenue Year over Year % Change	Volume	Effective net pricing	Acquisitions and divestitures	Foreign exchange translation	Venezuela deconsolidation (b)	12 Weeks Ended 3/19/2016	12 Weeks Ended 3/19/2016
Frito-Lay North America	1	2.5	—	(1)	—	3	4
Quaker Foods North America	(2)	(1)	—	(1)	—	(3)	(2)
North America Beverages	2	—	—	(1)	—	1.5	2
Latin America	3	7	(0.5)	(19)	(16)	(26)	9
Europe Sub-Saharan Africa	1	1	—	(11)	—	(9)	2
Asia, Middle East and North Africa	6	2	(1)	(5)	—	1	8
Total PepsiCo	2	2	—	(4.5)	(2)	(3)	3.5
(a) Organic percent change is a financial measure that is not in accordance with GAAP and is calculated by excluding the impact of acquisitions and divestitures, foreign exchange translation and the Venezuela deconsolidation from reported growth.
(b) Represents the impact of the exclusion of the first quarter 2015 results of our Venezuelan businesses which were deconsolidated effective as of the end of the third quarter of 2015.
Note – Certain amounts above may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (cont.)
Year over Year Growth Rates
12 Weeks Ended March 19, 2016
(unaudited)

	GAAP Measure				Non-GAAP Measure		Non-GAAP Measure
	Reported % Change	Percent Impact of Non-Core Adjustments			Core (a) % Change	Percent Impact of	Core Constant Currency (a) % Change
Operating Profit Year over Year % Change	12 Weeks Ended 3/19/2016	Commodity mark-to- market net impact	Restructuring and impairment charges (b)	Charge related to the transaction with Tingyi	12 Weeks Ended 3/19/2016	Foreign exchange translation	12 Weeks Ended 3/19/2016
Frito-Lay North America	11	—	(1)	—	10	1	10
Quaker Foods North America	68	—	(2)	—	66	1	67
North America Beverages	7	—	—	—	7	—	7
Latin America	(20)	—	(1)	—	(21)	22	1
Europe Sub-Saharan Africa	(40)	—	10	—	(30)	4	(25)
Asia, Middle East and North Africa	(164)	—	1	162	(1)	2.5	1
Division Operating Profit	(13)	—	—	18	5	3	8
Impact of Corporate Unallocated	3	(3)	—	3	3	—	3
Total Operating Profit	(10)	(3)	—	21	8	4	12
Net Income Attributable to PepsiCo	(24)				4	4	8
Net Income Attributable to PepsiCo per common share - diluted	(21)				7	4	11
(a) Core results and core constant currency results are financial measures that are not in accordance with GAAP and exclude the above non-core adjustments. See A-13 through A-16 for a discussion of each of these adjustments.
(b) Restructuring and impairment charges for the 12 weeks ended March 19, 2016 include costs associated with the 2014 Multi-Year Productivity Plan. Restructuring and impairment charges for the 12 weeks ended March 21, 2015 include costs associated with the 2014 and 2012 Multi-Year Productivity Plans. See A-14 through A-15 for a discussion of these plans.
Note – Certain amounts above may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (cont.)
Certain Line Items
12 Weeks Ended March 19, 2016 and March 21, 2015
(in millions except per share amounts, unaudited)

	GAAP Measure				Non-GAAP Measure
	Reported	Non-Core Adjustments			Core (a)
	12 Weeks Ended 3/19/2016	Commodity mark-to- market net impact	Restructuring and impairment charges (b)	Charge related to the transaction with Tingyi	12 Weeks Ended 3/19/2016

Cost of sales	$5,151	$18	$—	$—	$5,169
Gross profit	$6,711	$(18)	$—	$—	$6,693
Selling, general and administrative expenses	$5,078	$28	$(30)	$(373)	$4,703
Operating profit	$1,619	$(46)	$30	$373	$1,976
Provision for income taxes	$442	$(17)	$5	$—	$430
Net income attributable to PepsiCo	$931	$(29)	$25	$373	$1,300
Net income attributable to PepsiCo per common share - diluted	$0.64	$(0.02)	$0.02	$0.26	$0.89
Effective tax rate	31.9%				24.7%

	GAAP Measure			Non-GAAP Measure
	Reported	Non-Core Adjustments		Core (a)
	12 Weeks Ended 3/21/2015	Commodity mark-to- market net impact	Restructuring and impairment charges (b)	12 Weeks Ended 3/21/2015

Cost of sales	$5,503	$(18)	$—	$5,485
Gross profit	$6,714	$18	$—	$6,732
Selling, general and administrative expenses	$4,901	$17	$(36)	$4,882
Operating profit	$1,797	$1	$36	$1,834
Provision for income taxes	$370	$—	$7	$377
Net income attributable to PepsiCo	$1,221	$1	$29	$1,251
Net income attributable to PepsiCo per common share - diluted	$0.81	$—	$0.02	$0.83
Effective tax rate	23.1%			23.0%
(a) Core results are financial measures that are not in accordance with GAAP and exclude the above non-core adjustments. See A-13 through A-16 for a discussion of each of these adjustments.
(b) Restructuring and impairment charges for the 12 weeks ended March 19, 2016 include costs associated with the 2014 Multi-Year Productivity Plan. Restructuring and impairment charges for the 12 weeks ended March 21, 2015 include costs associated with the 2014 and 2012 Multi-Year Productivity Plans. See A-14 through A-15 for a discussion of these plans.
Note – Certain amounts above may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (cont.)
Operating Profit by Division
12 Weeks Ended March 19, 2016 and March 21, 2015
(in millions, unaudited)

	GAAP Measure	Non-Core Adjustments			Non-GAAP Measure
	Reported				Core (a)
Operating Profit/(Loss)	12 Weeks Ended 3/19/2016	Commodity mark-to-market net impact	Restructuring and impairment charges (b)	Charge related to the transaction with Tingyi	12 Weeks Ended 3/19/2016
Frito-Lay North America	$1,018	$—	$(4)	$—	$1,014
Quaker Foods North America	166	—	—	—	166
North America Beverages	485	—	7	—	492
Latin America	175	—	—	—	175
Europe Sub-Saharan Africa	67	—	19	—	86
Asia, Middle East and North Africa	(148)	—	5	373	230
Division Operating Profit	1,763	—	27	373	2,163
Corporate Unallocated	(144)	(46)	3	—	(187)
Total Operating Profit	$1,619	$(46)	$30	$373	$1,976

	GAAP Measure	Non-Core Adjustments		Non-GAAP Measure
	Reported			Core (a)
Operating Profit	12 Weeks Ended 3/21/2015	Commodity mark-to-market net impact	Restructuring and impairment charges (b)	12 Weeks Ended 3/21/2015
Frito-Lay North America	$920	$—	$6	$926
Quaker Foods North America	99	—	1	100
North America Beverages	453	—	8	461
Latin America	219	—	1	220
Europe Sub-Saharan Africa	112	—	12	124
Asia, Middle East and North Africa	230	—	2	232
Division Operating Profit	2,033	—	30	2,063
Corporate Unallocated	(236)	1	6	(229)
Total Operating Profit	$1,797	$1	$36	$1,834
(a) Core results are financial measures that are not in accordance with GAAP and exclude the above non-core adjustments. See A-13 through A-16 for a discussion of each of these adjustments.
(b) Restructuring and impairment charges for the 12 weeks ended March 19, 2016 include costs associated with the 2014 Multi-Year Productivity Plan. Restructuring and impairment charges for the 12 weeks ended March 21, 2015 include costs associated with the 2014 and 2012 Multi-Year Productivity Plans. See A-14 through A-15 for a discussion of these plans.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (cont.)
(unaudited)

Gross Margin Growth Reconciliation

	12 Weeks Ended
	3/19/2016
Reported Gross Margin Growth	162	bps
Commodity Mark-to-Market Net Impact	(30)
Core Gross Margin Growth	132	bps
Operating Margin Growth Reconciliation

	12 Weeks Ended
	3/19/2016
Reported Operating Margin Growth	(106)	bps
Commodity Mark-to-Market Net Impact	(40)
Restructuring and Impairment Charges	(4)
Charge Related to the Transaction with Tingyi	314
Core Operating Margin Growth	165	bps

Quaker Foods North America Operating Profit Growth Reconciliation

12 Weeks Ended
3/19/2016
Reported Operating Profit Growth	68%
Restructuring and Impairment Charges	(2)
Core Operating Profit Growth	66
Impact of Foreign Exchange Translation	1
Core Constant Currency Operating Profit Growth	67
Impacts of Q1 2015 Impairment Charge and Prior Year Operating Performance Associated with Ceasing Operations of Our Dairy Joint Venture	(70)
Core Constant Currency Operating Profit Growth Excluding Q1 2015 Impairment Charge and Prior Year Operating Performance Associated with Ceasing Operations of Our Dairy Joint Venture	(3)%

Latin America Operating Profit Growth Reconciliation

12 Weeks Ended
3/19/2016
Reported Operating Loss	(20)%
Restructuring and Impairment Charges	(1)
Core Operating Profit Loss	(21)
Impact of Foreign Exchange Translation	22
Core Constant Currency Operating Profit Growth	1
Impact of Excluding Venezuela from Q1 2015 Base (a)	8
Core Constant Currency Operating Profit Growth Excluding Net Impact of Venezuela from Q1 2015 Base	9%

(a)	Represents the impact of the exclusion of the first quarter 2015 results of our Venezuelan businesses which were deconsolidated effective as of the end of the third quarter of 2015.
Note – Certain amounts above may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (cont.)
(unaudited)

Asia, Middle East and North Africa Operating Profit Growth Reconciliation

12 Weeks Ended
3/19/2016
Reported Operating Loss	(164)%
Restructuring and Impairment Charges	1
Charge Related to the Transaction with Tingyi	162
Core Operating Loss	(1)
Impact of Foreign Exchange Translation	2.5
Core Constant Currency Operating Profit Growth	1
Prior Year Gain on India Beverage Refranchising	17
Core Constant Currency Operating Profit Growth Excluding Gain on India Beverage Refranchising	18%

Total Divisions Operating Profit Growth Reconciliation

12 Weeks Ended
3/19/2016
Reported Operating Loss	(13)%
Restructuring and Impairment Charges	—
Charge Related to the Transaction with Tingyi	18
Core Operating Profit Growth	5
Impact of Foreign Exchange Translation	3
Core Constant Currency Operating Profit Growth	8
Impact of Excluding Venezuela from Q1 2015 Base (b)	1
Core Constant Currency Operating Profit Growth Excluding Net Impact of Venezuela from Q1 2015 Base	9%

Fiscal 2015 Diluted EPS Growth Reconciliation

Year Ended
12/26/2015
Reported Diluted EPS	$3.67
Commodity Mark-to-Market Net Impact	—
Restructuring and Impairment Charges	0.12
Pension-Related Settlement Benefits	(0.03)
Charge Related to the Transaction with Tingyi	0.05
Venezuela Impairment Charges	0.91
Tax Benefit	(0.15)
Core Diluted EPS	$4.57

(b)	Represents the impact of the exclusion of the first quarter 2015 results of our Venezuelan businesses which were deconsolidated effective as of the end of the third quarter of 2015.
Note – Certain amounts above may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (cont.)
(unaudited)

Net Cash Provided by Operating Activities Reconciliation (in millions)

12 Weeks Ended
3/19/2016
Net Cash Provided by Operating Activities	$131
Capital Spending	(389)
Sales of Property, Plant and Equipment	25
Free Cash Flow	(233)
Discretionary Pension Contributions	7
Payments Related to Restructuring Charges (after-tax)	29
Free Cash Flow Excluding Above Items	$(197)

Net Cash Provided by Operating Activities Reconciliation (in billions)

	2016 Guidance
Net Cash Provided by Operating Activities	$	~	10
Net Capital Spending		~	3
Free Cash Flow		~	7
Certain Other Items (c)		~	—
Free Cash Flow Excluding Certain Other Items	$	~	7

(c)	Certain other items include discretionary pension contributions and payments related to restructuring charges and the tax impacts associated with each of these items, as applicable.

Cautionary Statement
Statements in this communication that are “forward-looking statements,” including our 2016 guidance, are based on currently available information, operating plans and projections about future events and trends. Terminology such as “aim,” “anticipate,” “believe,” “drive,” “estimate,” “expect,” “expressed confidence,” “forecast,” “future,” “goal,” “guidance,” “intend,” “may,” “objective,” “outlook,” “plan,” “position,” “potential,” “project,” “seek,” “should,” “strategy,” “target,” “will” or similar statements or variations of such terms are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward-looking statements. Such risks and uncertainties include, but are not limited to: changes in demand for PepsiCo’s products, as a result of changes in consumer preferences or otherwise; changes in, or failure to comply with, applicable laws and regulations; imposition of new taxes, disagreements with tax authorities or additional tax liabilities; PepsiCo’s ability to compete effectively; PepsiCo’s ability to grow its business in developing and emerging markets or unstable political conditions, civil unrest or other developments and risks in the markets where PepsiCo’s products are made, manufactured, distributed or sold; unfavorable economic conditions in the countries in which PepsiCo operates; increased costs, disruption of supply or shortages of raw materials and other supplies; failure to realize anticipated benefits from PepsiCo’s productivity initiatives or global operating model; business disruptions; product contamination or tampering or issues or concerns with respect to product quality, safety and integrity; damage to PepsiCo’s reputation or brand image; failure to successfully complete or integrate acquisitions and joint ventures into PepsiCo’s existing operations or to complete or manage divestitures or refranchisings; changes in estimates and underlying assumptions regarding future performance that could result in an impairment charge; PepsiCo’s ability to recruit, hire or retain key employees or a highly skilled and diverse workforce; loss of any key customer or changes to the retail landscape; any downgrade or potential downgrade of PepsiCo’s credit ratings; the ability to protect information systems against, or effectively respond to, cyber attacks or other cyber incidents or other disruption; PepsiCo’s ability to implement shared services or utilize information technology systems and networks effectively; fluctuations or other changes in exchange rates; climate change or water scarcity, or legal, regulatory or market measures to address climate change or water scarcity; failure to successfully negotiate collective bargaining agreements, or strikes or work stoppages; infringement of intellectual property rights; potential liabilities and costs from litigation or legal proceedings; and other factors that may adversely affect the price of PepsiCo’s common stock and financial performance.

For additional information on these and other factors that could cause PepsiCo’s actual results to materially differ from those set forth herein, please see PepsiCo’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. PepsiCo undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.
Miscellaneous Disclosures
In discussing financial results and guidance, the company may refer to certain measures not in accordance with Generally Accepted Accounting Principles (GAAP). Reconciliations of any such non-GAAP measures to the most directly comparable financial measures in accordance with GAAP can be found in the attached exhibits, as well as on the company’s website at www.pepsico.com in the “Investors” section under “Events & Presentations.” Our non-GAAP measures exclude from reported results those items that management believes are not indicative of our ongoing performance and reflect how management evaluates our operating results and trends.
Glossary
Acquisitions and divestitures: All merger and acquisition activity, including the impact of acquisitions, divestitures and changes in ownership or control in consolidated subsidiaries and nonconsolidated equity investees.
Beverage volume: Volume shipped to retailers and independent distributors from both PepsiCo and our bottlers.

Constant currency: Financial results assuming constant foreign currency exchange rates used for translation based on the rates in effect for the comparable prior-year period. In order to compute our constant currency results, we multiply or divide, as appropriate, our current year U.S. dollar results by the current year average foreign exchange rates and then multiply or divide, as appropriate, those amounts by the prior year average foreign exchange rates.
Core: Core results are non-GAAP financial measures which exclude certain items from our historical results. In 2016, core results exclude the commodity mark-to-market net impact included in corporate unallocated expenses, restructuring and impairment charges and a charge related to the transaction with Tingyi. In 2015, core results exclude the commodity mark-to-market net impact included in corporate unallocated expenses, restructuring and impairment charges, pension-related settlement benefits, a charge related to the transaction with Tingyi, Venezuela impairment charges and a non-cash tax benefit. See “Reconciliation of GAAP and Non-GAAP Information” for additional information.

Division operating profit: The aggregation of the operating profit for each of our reportable segments, which excludes the impact of corporate unallocated expenses.
Effective net pricing: Reflects the year-over-year impact of discrete pricing actions, sales incentive activities and mix resulting from selling varying products in different package sizes and in different countries.
Free cash flow: Net cash provided by operating activities less capital spending plus sales of property, plant and equipment. See above for a reconciliation of this non-GAAP financial measure to the most directly comparable financial measure in accordance with GAAP (operating cash flow).
Free cash flow, excluding certain items: Free cash flow, excluding: (1) payments related to restructuring charges, (2) discretionary pension and retiree medical contributions, and (3) the tax impacts associated with each of these items, as applicable. This non-GAAP financial measure is our primary measure used to monitor cash flow performance. Also referred to as “core free cash flow.” See above for a reconciliation of this non-GAAP financial measure to the most directly comparable financial measure in accordance with GAAP (operating cash flow). See “Reconciliation of GAAP and Non-GAAP Information” for additional information.

Mark-to-market gain or loss or net impact: Change in market value for commodity contracts that we purchase to mitigate the volatility in costs of energy and raw materials that we consume. The market value is determined based on average prices on national exchanges and recently reported transactions in the marketplace.

Net capital spending: Capital spending less cash proceeds from sales of property, plant and equipment.

Organic: A measure that adjusts for impacts of acquisitions, divestitures and other structural changes, including the Venezuela deconsolidation, and foreign exchange translation. This measure excludes the first quarter 2015 results of our Venezuelan businesses, which were deconsolidated effective as of the end of the third quarter of 2015. This measure also excludes the impact of the 53rd reporting week in 2016. In excluding the impact of foreign exchange translation, we assume constant foreign exchange rates used for translation based on the rates in effect for the comparable prior-year period. See the definition of “Constant currency” for additional information.

Raw material costs: Raw materials include the principal ingredients we use in our beverage, food and snack products, our key packaging materials and energy costs.
Reconciliation of GAAP and Non-GAAP Information (unaudited)
Division operating profit, core results, core constant currency results and organic results are non-GAAP financial measures as they exclude certain items noted below. These measures are not in accordance with GAAP. However, we believe investors should consider these measures as they are indicative of our ongoing performance and reflect how management evaluates our operational results and trends. These measures are not, and should not be viewed as, substitutes for GAAP reporting measures.
Commodity mark-to-market net impact
In the 12 weeks ended March 19, 2016, we recognized $46 million of mark-to-market net gains on commodity hedges in corporate unallocated expenses. In the 12 weeks ended March 21, 2015, we recognized $1 million of mark-to-market net losses on commodity hedges in corporate unallocated expenses. In the year ended December 26, 2015, we recognized $11 million of mark-to-market net gains on commodity hedges in corporate unallocated expenses. We centrally manage commodity derivatives on behalf of our divisions. These commodity derivatives include agricultural products, metals and energy. Commodity derivatives that do not qualify for hedge accounting treatment are marked to market each period with the resulting gains and losses recorded in corporate unallocated expenses, as either cost of sales or selling, general and administrative expenses, depending on the underlying commodity. These gains and losses are subsequently reflected in division results when the divisions recognize the cost of the underlying commodity in operating profit.
Restructuring and impairment charges
2014 Multi-Year Productivity Plan
In the 12 weeks ended March 19, 2016, we incurred restructuring charges of $30 million in conjunction with the multi-year productivity plan we publicly announced in 2014 (2014 Productivity Plan). In the 12 weeks ended March 21, 2015, we incurred restructuring charges of $30 million in conjunction with our 2014 Productivity Plan. In the year ended December 26, 2015, we incurred restructuring charges of $169 million in conjunction with our 2014 Productivity Plan. The 2014 Productivity Plan includes the next generation of productivity initiatives that we believe will strengthen our food, snack and beverage businesses by: accelerating our investment in manufacturing automation; further optimizing our global manufacturing footprint, including closing certain manufacturing facilities; re-engineering our go-to-market systems in developed markets; expanding shared services; and implementing simplified organization structures to drive efficiency. The 2014 Productivity Plan is in addition to the productivity plan we began implementing in 2012 and is expected to continue the benefits of that plan.
2012 Multi-Year Productivity Plan
In the 12 weeks ended March 21, 2015, we incurred restructuring charges of $6 million in conjunction with the multi-year productivity plan we publicly announced in 2012 (2012 Productivity Plan). In the year ended December 26, 2015, we incurred restructuring charges of $61 million in conjunction with our 2012 Productivity Plan. The 2012 Productivity Plan included actions in every aspect of our business that we believed would strengthen our complementary food, snack and beverage businesses by: leveraging new technologies and processes across PepsiCo’s operations, go-to-market and information systems; heightening the focus on best practice sharing across the globe; consolidating manufacturing, warehouse and sales facilities; and implementing simplified organization structures, with wider spans of control and fewer layers of management. The 2012 Productivity Plan has enhanced PepsiCo’s cost-competitiveness and provided a source of funding for future brand-building and innovation initiatives.
Charge related to the transaction with Tingyi
In the 12 weeks ended March 19, 2016, we recorded a pre- and after-tax impairment charge of $373 million to reduce the value of our 5% indirect equity interest in Tingyi-Asahi Beverages Holding Co. Ltd. (TAB) to its estimated fair value.
In the year ended December 26, 2015, we recorded a charge of $73 million related to a write-off of the recorded value of a call option to increase our holding in TAB to 20%.
Pension-related settlements
In the year ended December 26, 2015, we recorded pension-related settlement benefits of $67 million associated with the settlement of pension-related liabilities from previous acquisitions.
Venezuela impairment charges
In the year ended December 26, 2015, we recorded pre- and after-tax charges of $1.4 billion related to the impairment of investments in our wholly-owned Venezuelan subsidiaries and beverage joint venture.
Venezuela deconsolidation
Conditions in Venezuela, including restrictive exchange control regulations and lack of access to U.S. dollars through official currency exchange markets, have resulted in an other-than-temporary lack of exchangeability between the Venezuelan bolivar and the U.S. dollar. The exchange restrictions and other conditions have significantly impacted our ability to effectively manage our businesses in Venezuela, including limiting our ability to import certain raw materials and to settle U.S. dollar-denominated obligations, and have restricted our ability to realize the earnings generated out of our Venezuelan businesses. We expect these conditions will continue for the foreseeable future.
As a result of these factors, we concluded that, effective as of the end of the third quarter of 2015, we did not meet the accounting criteria for control over our wholly-owned Venezuelan subsidiaries and we no longer had significant influence over our beverage joint venture with our franchise bottler in Venezuela. Therefore, effective at the end of the third quarter of 2015, we deconsolidated our Venezuelan subsidiaries and began accounting for our investments in our Venezuelan subsidiaries and joint venture using the cost method of accounting. We reduced the value of the cost method investments to their estimated fair values, resulting in a full impairment. The factors that led to our conclusions at the end of the third quarter of 2015 continued to exist through the end of the first quarter of 2016.
Beginning with the fourth quarter of 2015, our financial results have not included the results of our Venezuelan businesses. We do not have any guarantees related to our Venezuelan entities, and our ongoing contractual commitments to our Venezuelan businesses are not material. We will recognize income from dividends and sales of inventory to our Venezuelan entities, which have not been and are not expected to be material, to the extent cash in U.S. dollars is received. We did not receive any cash in U.S. dollars from our Venezuelan entities in the first quarter of 2016. We will continue to monitor the conditions in Venezuela and their impact on our accounting and disclosure.
Tax benefit
In the year ended December 26, 2015, we recognized a non-cash tax benefit of $230 million associated with our agreement with the IRS resolving substantially all open matters related to the audits for taxable years 2010 through 2011, which reduced our reserve for uncertain tax positions for the tax years 2010 through 2011.

Free cash flow, excluding certain items
Free cash flow (excluding the items noted in the Net Cash Provided by Operating Activities Reconciliation table) is the primary measure management uses to monitor cash flow performance. This is not a measure defined by GAAP. Since net capital spending is essential to our product innovation initiatives and maintaining our operational capabilities, we believe that it is a recurring and necessary use of cash. As such, we believe investors should also consider net capital spending when evaluating our cash from operating activities. Additionally, we consider certain other items (included in the Net Cash Provided by Operating Activities Reconciliation table) in evaluating free cash flow that we believe investors should consider in evaluating our free cash flow results.
2016 guidance
Our 2016 core tax rate guidance and our 2016 core constant currency EPS growth guidance exclude the commodity mark-to-market net impact included in corporate unallocated expenses and restructuring and impairment charges. Our 2016 organic revenue growth guidance excludes the impact of acquisitions, divestitures and other structural changes, including the Venezuela deconsolidation, and foreign exchange translation. Our 2016 organic revenue growth guidance also excludes the impact of a 53rd reporting week in 2016. In addition, our 2016 organic revenue growth guidance and our 2016 core constant currency EPS growth guidance exclude the impact of foreign exchange. We are not able to reconcile our full year projected 2016 core tax rate to our full year projected 2016 reported tax rate and our full year projected 2016 core constant currency EPS growth to our full year projected 2016 reported EPS growth because we are unable to predict the 2016 impact of foreign exchange or the mark-to-market net impact on commodity hedges due to the unpredictability of future changes in foreign exchange rates and commodity prices. We are also unable to reconcile our full year projected 2016 organic revenue growth to our full year projected 2016 reported net revenue growth because we are unable to predict the 2016 impact of foreign exchange due to the unpredictability of future changes in foreign exchange rates. Therefore, we are unable to provide a reconciliation of these measures.